UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 14, 2011

Anadys Pharmaceuticals, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50632	22-3193172
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5871 Oberlin Drive, Suite 200, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 530-3600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 14, 2011, the Company received a letter from the Listing Qualifications Department of The Nasdaq Stock Market notifying the Company that the consolidated closing bid price of the Company’s common stock had been below $1.00 per share for 30 consecutive business days and that the Company was therefore not in compliance with the minimum bid price requirement for continued listing on The Nasdaq Global Market set forth in Marketplace Rule 5450(a)(1). The notification from Nasdaq does not impact the listing of the Company’s common stock at this time and the Company’s common stock will continue to trade on The Nasdaq Global Market under the symbol "ANDS".

Nasdaq stated in its September 14th letter that, in accordance with Marketplace Rule 5810(c)(3)(A), the Company has been provided a grace period of 180 calendar days, or until March 12, 2012, to regain compliance with the minimum bid price requirement. Compliance will be regained if the Company’s consolidated closing bid price is at or above $1.00 for 10 consecutive trading days anytime during the 180-day grace period.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anadys Pharmaceuticals, Inc.

September 20, 2011	By:	/s/ Peter Slover

Name: Peter Slover
Title: Vice President, Finance and Operations